EXHIBIT 10-2
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                              REVOLVING DEMAND NOTE

$1,500,000.00                                              June 4, 2001
                                                           Boston, Massachusetts

     ON DEMAND, for value received, the undersigned, ASA International Ltd., ASA International Ventures, Inc., ASA Tire Systems Inc., ASA Legal Systems Inc. and Khameleon Software Inc. (hereinafter, collectively, the "Borrower"), jointly and severally, promise to pay to Eastern Bank ("Bank"), or order, the principal sum of One Million Five Hundred Thousand ($1,500,000.00) Dollars, or if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower, together with interest from the date of the Bank's first advance to the Borrower on the aggregate unpaid principal balance from time to time outstanding.

     The aggregate principal balance outstanding shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) thereon at a per annum rate equal to one-half of one (.50%) percent per annum below the rate from time to time announced and made effective by the Bank as its Base Rate, payable monthly in arrears on the first business day of each month, commencing on the first of such dates next succeeding the date hereof. Each change in the rate of interest payable hereon shall be effective on the date of any change in such Base Rate.

     The term "Base Rate" as used herein and in any supplement and amendment hereto shall mean the rate of interest announced from time to time by Bank, at its head office, as its Base Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank.

     This Note is a revolving note and, subject to the foregoing, the Borrower may, at its option, at any time prior to demand borrow, pay, prepay and reborrow hereunder, all in accordance with the provisions hereof; provided, however, that the principal balance outstanding shall at no time exceed the face amount of the Note.

     This Note represents indebtedness for one or more loans made by the Bank to the Borrower pursuant to a Demand Loan and Security Agreement (All Assets) of even date herewith (the "Agreement") and the holder of this Note is entitled to all of the benefits and rights of the Bank under the Agreement.

     In addition to the payment of interest as provided above, the Borrower shall, from and after the date of demand for payment of this Note, pay to the holder of this Note interest, payable on demand, at a rate per annum of three (3%) percent in excess of the rate of interest then being charged to the Borrower.

     Any deposits or other sums at any time credited by or due from the Bank to the Borrower or any guarantor hereof, and any securities or other property of the Borrower or any such guarantor, in the possession of the Bank, may at any and all times be held and treated as security for the payment of the liabilities hereunder; and the Bank may apply or set off such deposits or other sums, at any time, and without notice to the Borrower or to any such guarantor, against any of such liabilities, whether or not the same have matured, and whether or not other collateral is available to the Bank.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver

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on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every other maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

     The Borrower agrees to pay all costs of collection of the principal of and interest on this Note; including, without limitation, reasonable attorneys' fees.

     This Note is secured pursuant to the terms of the Agreement.

     BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Bank has been induced to make revolving loans to Borrower by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Note and in particular, this section; has consulted legal counsel; understands the right it is granting in this section and is waiving in this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

     Borrower and Bank agree that any action or proceeding to enforce or arising out of this Note may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk, Norfolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Borrower, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts, and this Note shall be deemed to be under seal.

WITNESS:                   ASA INTERNATIONAL LTD.
                           ASA INTERNATIONAL VENTURES, INC.
                           ASA TIRE SYSTEMS INC.
                           ASA LEGAL SYSTEMS INC.
                           KHAMELEON SOFTWARE INC.


________________           By:/s/Terrence C. McCarthy
                              --------------------------
                              Terrence C. McCarthy
                              Treasurer of each of the above corporations